UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2021
AgileThought, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39157	87-2302509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas	(971) 501-1140	75039
(Address of Principal Executive Offices)	(Registrant's telephone number, including area code)	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AGIL	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	AGILW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 14, 2021 AgileThought, Inc. (“AgileThought”) entered into an Eighth Amendment (the “Amendment”) to the Amended and Restated Credit Agreement by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AgileThought, Inc., the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC, as Administrative Agent (the “Credit Facility”). The Amendment extends the due date of the amortization payment obligation of $4,000,000 that AgileThought owed pursuant to the Credit Facility from October 15, 2021 to October 29, 2021.

Item 8.01 Other Events.

On October 12, 2021 AgileThought entered into a letter of intent (the “Letter of Intent”) with Monroe Capital Management Advisors, LLC, as Administrative Agent, in connection with the Credit Facility.

The Letter of Intent includes possible terms and conditions of an additional amendment to the Credit Facility, including a further extension of the due date for the amortization payment of $4,000,000 to November 20, 2021, and a resetting of the financial ratio covenants in the Credit Agreement.

In consideration for the extension and reset, the Letter of Intent contemplates payments of $20,000,000 aggregate principal amount under the Credit Facility, payable by November 20, 2021, plus a fee equal to 2.50% of the outstanding loans, payable on the Credit Facility termination date. The Letter of Intent also contemplates the potential issuance of 3,000,000 shares of AgileThought’s Class A Common Stock to support AgileThought’s obligations under the Credit Facility, extension of the lock-up arrangements of certain shareholders, and warrants to purchase $5,000,000 worth of shares of AgileThought’s Class A Common Stock. Once the terms are agreed between the parties, an additional amendment to the Credit Facility will be executed.

AgileThought is currently pursuing financing from certain existing shareholders and management to fund up to $25,000,000 to pay the $20,000,000 principal payment and for general corporate purposes.

AgileThought can provide no assurances that an additional amendment to the Credit Facility will be negotiated on terms set forth in the Letter of Intent or that are otherwise acceptable to AgileThought.

The foregoing description of the Amendment does not constitute a complete summary of the Amendment and is qualified by reference in its entirety to the full text of the Amendment filed herewith. The other material terms and conditions set forth in the Credit Facility remain unchanged. For a description of the Credit Facility, see AgileThought’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on September 14, 2021 and AgileThought’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 7, 2021.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1
Eighth Amendment to Amended and Restated Credit Agreement, dated October 14, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AgileThought, Inc., the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2021

AGILETHOUGHT, INC.

By:	/s/ Jorge Pliego Seguin
Jorge Pliego Seguin
Chief Financial Officer